Exhibit 99.1
MEDIA RELEASE

Fisher Communications Reports Second Quarter 2012

Net Television Revenue increased 19%; TV Cash flow increased 82%

SEATTLE, WA – (MARKETWIRE) – August 7, 2012 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today reported its financial results for the second quarter ended June 30, 2012. For the quarter, earnings per diluted share were $0.48, compared to $0.41 for the second quarter of 2011, and television cash flow increased 82%, or $5.7 million, to $12.6 million.

The Company’s second quarter was highlighted by 19% growth in net television revenue compared to the same period in 2011. Net television revenue, excluding political revenue, increased 17% for the same period. The continued strength and market leading positions of Fisher’s television stations drove performance in the quarter. Fisher was able to capture a larger share of advertising and earn a significant increase in retransmission revenue during the quarter.

“Fisher’s solid performance is a result of playing to our strength,” said Colleen B. Brown, Fisher’s President and Chief Executive Officer. “The combination of leading broadcast stations and innovative digital solutions, leverages the strength of our local media assets. Through our multiplatform approach, Fisher is deepening its relationship with consumers and providing advertisers with advanced local multiplatform solutions to reach their customers – these are distinct advantages that benefit all of our stakeholders.”

Second Quarter Results

Fisher’s consolidated revenue was $42.3 million, up 5% from the second quarter of 2011. Excluding Fisher Plaza revenues from the second quarter of 2011, Fisher’s consolidated revenue increased 16% compared to the second quarter of 2011.

The Company’s retransmission revenue increased 89% from the second quarter of 2011, reflecting renewals of retransmission consent agreements for the 2012-2014 cycle. Accordingly, the Company’s second quarter financial results include approximately $700,000 of retransmission fees attributable to those contracts for the first quarter of 2012. Excluding the $700,000 of retransmission revenue attributable to the first quarter of 2012, total retransmission revenue increased $2.3 million, or 68%, from the second quarter of 2011.

Broadcast cash flow increased 69% to $14.4 million, which reflects the increase in broadcast revenue and the Company’s continued focus on expense management.

Direct operating, selling, general and administrative and programming expenses for the second quarter of 2012 were flat compared to the second quarter of 2011. However, last year’s second quarter results included expenses related to the Company’s 2011 proxy contest and savings related to the Company’s revised vacation policy.

EBITDA was $8.9 million in the second quarter of 2012, an increase of 15%, or $1.1 million, from the same period in 2011. Adjusted EBITDA (excluding Plaza rent expense in 2012 and Plaza EBITDA in 2011) was $10.2 million in the second quarter of 2012, an increase of 91%, or $4.9 million, from the same period in 2011. Second quarter 2012 EBITDA included $1.3 million of Fisher Plaza rent expense and last year’s second quarter EBITDA included $2.5 million of Plaza EBITDA.

Overview of the Second Quarter of 2012

(All financial comparisons are made to the second quarter of 2011 unless otherwise noted.)

Television:

•	Core TV revenue increased 8% to $25.9 million.

•	Net TV revenue, excluding political revenue, increased 17% to $35.8 million.

•	Retransmission consent revenue increased 89% to $6.3 million.

•	Advertising increased in key categories, including Automotive, Professional Services and Retail, which grew 20%, 14%, and 10%, respectively.

•	Political revenue (net) increased 255% to $943,000.

•	TV cash flow increased 82%, or $5.7 million, to $12.6 million; TV cash flow margin was 34.1%, up from 22.3%.

•	Internet revenue declined $74,000 to $1.3 million. Total Developing Media revenue, including multiplatform internet related revenue (which is reported in TV core advertising revenue) was 8% of TV core revenue for both the second quarter of 2012 and 2011.

•	Developing Media page views were up 52% and unique visitors were up 81% in June 2012 compared to June 2011.

Radio:

•	Radio net revenue decreased 2% to $5.6 million.

•	Radio cash flow grew 12% or $198,000 to $1.8 million and Radio cash flow margin improved to 33.2% from 29.1%.

Balance Sheet and Liquidity:

•	Cash, short-term and long term-investments were $91.9 million at quarter-end, compared to $176.5 million at the end of 2011. Cash used in operating activities for the year of $15.8 million consists of $9.2 million of cash generated from operations offset by $21.7 million in estimated 2011 tax payments, net of refunds received, $1.5 million of debt extinguishment costs and $1.8 million of interest payments on the Company’s retired senior notes. All of the Company’s short-term and long-term investments are in U.S. Treasuries.

•	The Company remained debt-free, after using its strong cash position to redeem the remaining $61.8 million of outstanding principal for the Company’s senior notes in the first quarter of 2012.

Key Operating and Strategic Highlights

•	Fisher television stations ranked either #1 or #2 in the key Adult 25-54 demographic in early evening local news in five out of its six markets during the May 2012 ratings period. Additionally, Fisher television stations ranked #1 or #2 among adults 25-54 in total day share in all its markets.

•	For the second quarter 2012 period, Fisher Radio in Seattle had two of the Top 10 stations in the market during Morning Drive for Adults age 25-54 in average share. KPLZ had the highest rating and share among women 25-54 and KOMO News Radio had the highest rating and share among men age 35+.

Second Quarter Conference Call

Fisher will host a conference call today at 1:00 p.m. (PDT). Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is 1-877-261-8992; confirmation code 33025365#. A live audio webcast of the call will be accessible to the public on Fisher’s website, www.fsci.com. A recording of the webcast will subsequently be archived on the website and available for replay for one week following the call. An audio replay of the call can be accessed for one week by dialing 1-888-843-7419 and entering confirmation code 33025365#.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Television cash flow, Radio cash flow, Broadcast cash flow and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

Television and radio cash flow are calculated as television and radio segment income (loss) from operations plus amortization of broadcast rights, non-cash charges, Internet and trade expenses minus payments for broadcast rights and Internet revenue. Broadcast cash flow is calculated by adding the Television and radio cash flow.

EBITDA is calculated as income (loss) from operations plus amortization of broadcast rights; depreciation and amortization; stock-based compensation; loss on disposal of property, plant and equipment, net; proxy related costs; and non-cash charges minus payments for broadcast rights; gain on sale of real estate, net; Plaza fire reimbursements, net; and amortization of non-cash benefit resulting from a change in national advertising representation firm.

Adjusted EBITDA excludes Fisher Plaza rent expense in the second quarter of 2012 and Plaza EBITDA in the second quarter of 2011. Plaza EBITDA is calculated as Plaza segment income (loss) from operations. Management believes this presentation of Adjusted EBITDA is useful to investors because it provides investors with a comparable measure given the impact of the disposition of Fisher Plaza.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.

Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 13 full power television stations, 7 low power television stations, and 3 owned radio stations and one managed radio station in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites) and Fisher Pathways, a satellite and fiber transmission provider.  For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, including, among other things, statements related to changes in revenue, cash flow and operating expenses, involve risks and uncertainties and are subject to change based on various important factors, including the impact of changes in national and regional economies, the competitiveness of political races and voter initiatives, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2011, which we have filed with the Securities and Exchange Commission.

Contacts:
Sard Verbinnen & Co
Paul Kranhold, Ron Low or David Isaacs
(415) 618-8750

###

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended			Six months ended
	June 30,		%	June 30,		%
(in thousands, except per-share amounts)	2012	2011	Change	2012	2011	Change
Revenue	$42,270	$40,350	5%	$76,202	$77,902	(2%)

Operating expenses
Direct operating costs	15,932	17,217	7%	32,588	34,891	7%
Selling, general and administrative expenses	15,081	13,417	(12%)	29,635	28,167	(5%)
Amortization of broadcast rights	2,436	2,905	16%	4,893	5,875	17%
Depreciation and amortization	1,748	2,672	35%	3,505	5,330	34%
Loss (gain) on sale of real estate, net	209	(4,089)	(105%)	(164)	(4,089)	(96%)
Plaza fire reimbursements, net	-	(105)	100%	-	(183)	(100%)
Total operating expenses	35,406	32,017	(11%)	70,457	69,991	(1%)

Income from continuing operations	6,864	8,333	(18%)	5,745	7,911	(27%)
Loss on extinguishment of senior notes, net	-	(948)		(1,482)	(1,058)
Other income, net	64	100		94	180
Interest expense	(10)	(1,878)		(276)	(4,125)

Income from continuing operations before income taxes	6,918	5,607		4,081	2,908
Provision for income taxes	2,636	2,065		1,663	1,085

Income from continuing operations, net of income taxes	4,282	3,542		2,418	1,823
Income from discontinued operations, net of income taxes	-	74		-	66

Net income	$4,282	$3,616		$2,418	$1,889

Net income per share:
From continuing operations	$0.48	$0.40		$0.27	$0.21
From discontinued operations	-	0.01		-	0.01

Net income per share	$0.48	$0.41		$0.27	$0.21

Net income per share assuming dilution:
From continuing operations	$0.48	$0.40		$0.27	$0.21
From discontinued operations	-	0.01		-	0.01

Net income per share assuming dilution	$0.48	$0.41		$0.27	$0.21

Weighted average shares outstanding	8,874	8,834		8,860	8,822

Weighted average shares outstanding assuming dilution	8,928	8,895		8,936	8,892

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
(in thousands)	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$8,415	$143,017
Short-term debt security investments	55,092	33,481
Receivables, net	31,482	32,402
Income taxes receivable	-	117
Deferred income taxes, net	1,825	1,825
Prepaid expenses and other	2,102	3,062
Broadcast rights	2,020	6,789
Total current assets	100,936	220,693
Restricted cash	3,603	3,594
Long-term debt security investments	28,400	—
Cash surrender value of life insurance and annuity contracts	17,676	17,278
Goodwill, net	13,293	13,293
Intangible assets, net	40,190	40,307
Other assets	5,722	5,006
Deferred income taxes, net	3,329	3,367
Assets held for sale	-	658
Property, plant and equipment, net	39,492	40,921

Total assets	$252,641	$345,117

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$-	$61,834
Accounts payable	1,845	3,754
Accrued payroll and related benefits	3,222	4,660
Interest payable	-	1,556
Broadcast rights payable	1,648	6,541
Income taxes payable	1,276	21,468
Current portion of accrued retirement benefits	1,302	1,302
Other current liabilities	5,982	8,708
Total current liabilities	15,275	109,823
Deferred income	8,943	10,036
Accrued retirement benefits	20,450	20,525
Other liabilities	3,112	2,688

Total liabilities	47,780	143,072

Total stockholders’ equity	204,861	202,045

Total liabilities and stockholders’ equity	$252,641	$345,117

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(Unaudited)

	Six months ended June 30,
(in thousands)	2012	2011
Operating activities
Net income	$2,418	$1,889
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	3,505	5,330
Deferred income taxes, net	37	21
Loss on extinguishment of senior notes, net	594	1,058
Loss in operations of equity investees	74	84
Loss on disposal of property, plant and equipment, net	20	52
Gain on sale of real estate, net	(164)	(4,089)
Gain on sale of radio station, net	—	(48)
Amortization of deferred financing fees	19	170
Amortization of deferred gain on sale of Fisher Plaza	(379)	—
Amortization of debt security investment premium	85	—
Amortization of non-cash contract termination fee	(731)	(731)
Amortization of broadcast rights	4,893	5,875
Payments for broadcast rights	(5,027)	(6,057)
Stock-based compensation	826	733
Change in operating assets and liabilities, net
Receivables	920	1,358
Prepaid expenses and other	961	408
Cash surrender value of life insurance and annuity contracts	(398)	2,019
Other assets	96	136
Accounts payable, accrued payroll and related
benefits and other current liabilities	(2,423)	(2,595)
Interest payable	(1,556)	(651)
Income taxes receivable and payable	(20,075)	1,662
Accrued retirement benefits	(11)	31
Other liabilities	546	(428)

Net cash provided by (used in) operating activities	(15,770)	6,227
Investing activities
Investment in equity investee	(32)	(77)
Purchase of debt security investments	(82,733)	—
Purchase of investment in a radio station	(750)	—
Purchase of option to acquire a radio station	(615)	—
Purchase of radio stations	—	(113)
Purchase of property, plant and equipment	(5,731)	(3,009)
Proceeds from sale of debt security investments	7,628	—
Proceeds from maturity of debt security investments	25,000	—
Proceeds from sale of radio stations	—	48
Proceeds from sale of real estate	825	4,164
Net cash provided by (used in) investing activities	(56,408)	1,013

Financing activities
Repurchase of senior notes	(61,834)	(26,600)
Repurchase of common stock	(86)	—
Shares settled on vesting of stock rights	(433)	(273)
Excess tax benefit from exercise of stock awards	25	75
Payments on capital lease obligations	(96)	(89)

Net cash used in financing activities	(62,424)	(26,887)

Net decrease in cash and cash equivalents	(134,602)	(19,647)
Cash and cash equivalents, beginning of period	143,017	52,945

Cash and cash equivalents, end of period	$8,415	$33,298

Fisher Communications, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliations
(Unaudited, in thousands)

The following table provides a reconciliation of income (loss) from continuing operations (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Income from continuing operations	$6,864	$8,333	$5,745	$7,911
Adjustments:

Amortization of broadcast rights	2,436	2,905	4,893	5,875
Payments for broadcast rights	(2,376)	(2,864)	(5,027)	(6,057)
Depreciation and amortization	1,748	2,672	3,505	5,330
Stock-based compensation	375	433	826	733
Loss on disposal of property, plant and equipment, net	9	18	20	52
Loss (gain) on sale of real estate, net	209	(4,089)	(164)	(4,089)
Plaza fire reimbursements, net	—	(105)	—	(183)
Proxy related costs	34	850	79	1,624
Amortization of non-cash benefit resulting from change	(366)	(366)	(731)	(731)
in
national advertising representation firm
EBITDA (Non-GAAP)	$8,933	$7,787	$9,146	$10,465

Fisher Plaza rent expense	1,253	—	2,524	—
Plaza EBITDA	—	(2,451)	—	(4,652)
Adjusted EBITDA (Non-GAAP)	$10,186	$5,336	$11,670	$5,813

The following table provides a reconciliation of television segment income (loss) from continuing operations (GAAP) to television broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Television segment income from continuing operations	$12,373	$6,775	$17,452	$11,430
Adjustments:

Amortization of broadcast rights	2,436	2,905	4,893	5,875
Payments for broadcast rights	(2,376)	(2,864)	(5,027)	(6,057)
Net trade and internet loss	117	68	511	289
Television broadcast cash flow (Non-GAAP)	$12,550	$6,884	$17,829	$11,537

Television broadcast cash flow as a percentage of television segment revenue	34.1%	22.3%	27.0%	19.2%

Television segment revenue	$36,778	$30,934	$65,937	$60,035

The following table provides a reconciliation of radio segment income (loss) from continuing operations (GAAP) to radio broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Radio segment income from continuing operations	$1,835	$1,710	$2,633	$1,882
Adjustments:

Net trade loss	14	(59)	88	30

Radio broadcast cash flow (Non-GAAP)	$1,849	$1,651	$2,721	$1,912

Radio broadcast cash flow as a percentage of radio segment revenue	33.2%	29.1%	26.4%	18.2%

Radio segment revenue	$5,566	$5,673	$10,299	$10,532

The following table provides television segment net revenue comparisons in each of the periods presented:

	Three months ended June 30,		%	Six months ended June 30,		%
	2012	2011	Change	2012	2011	Change
Core advertising (local and national)	$25,943	$24,052	8%	$48,157	$46,803	3%
Political	943	266	255%	1,462	354	313%
Internet	1,298	1,372	(5%)	2,580	2,550	1%
Retransmission	6,269	3315	89%	9,846	6,617	49%
Trade, barter and other	2,325	1,929	21%	3,892	3,711	5%

Television segment net revenue	$36,778	$30,934	19%	$65,937	$60,035	10%

Television segment net revenue, excluding political	$35,835	$30,668	17%	$64,475	$59,681	8%

The following table provides radio segment net revenue comparisons in each of the periods presented:

	Three months ended June 30,		%	Six months ended June 30,
	2012	2011	Change	2012	2011	Change
Core adverting (local and national)	$5,284	$5,276	0%	$9,742	$9,892	(2%)
Political	18	94	(81%)	58	127	(54%)
Trade, barter and other	264	303	(13%)	499	513	(3%)

Radio segment net revenue	$5,566	$5,673	(2%)	$10,299	$10,532	(2%)

Radio segment net revenue, excluding political	$5,548	$5,579	(1%)	$10,241	$10,405	(2%)